 Blowout Materials: Hypothetical and Illustrative COVID-19 Sensitivity Analysis Depending on Duration and Severity of Recession  Exhibit 99.2

 This presentation (the “Presentation”) has been prepared from information supplied by or on behalf of Frontier Communications Corporation and its subsidiaries (together, the “Company”) for certain noteholders (collectively, the “Noteholders”) solely for informational purposes to assist the Noteholders in conducting their own evaluation of the Company and its debt instruments (the “Debt Instruments”).The information contained in this Presentation and other information furnished by or on behalf of the Company does not purport to be complete or to contain all the information that a Noteholder may require in evaluating the Company and/or the Debt Instruments. Noteholders should conduct their own investigation and analysis of the Company, the Debt Instruments and the information set forth in this Presentation. Neither the Company nor any of it directors, officers, affiliates, agents, or representatives makes any representation or warranty as to the accuracy, reliability, reasonableness, or completeness of this information and shall have no liability for any information contained in, or for any omission from, this Presentation or any other written or oral communications transmitted to the Noteholders in the course of their evaluation of the Company and the Debt Instruments. The information contained in this Presentation is not investment advice and is not intended to be used as the basis for making an investment decision. This Presentation has been prepared without taking into account the investment objectives, financial situation, or particular needs of any particular person.The financial information in this Presentation includes financial information that is not prepared in accordance with generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP measures provide useful information for Noteholders to compare the Company’s performance from period to period. However, by excluding certain items, these non GAAP measures have certain shortcomings and should not be read in isolation or as substitutes for GAAP financial measures. Because not all companies calculate non-GAAP measures identically (or at all), the non-GAAP financial measures presented herein may not be comparable to other similarly titled measures used by other companies. These non-GAAP measures should be read in conjunction with the financial statements contained in the Company’s documents filed with the Securities and Exchange Commission (“SEC”). The Company has determined that it has one operating segment for financial reporting purposes based on a number of factors that its management uses to evaluate and run its business operations, including similarities of customers, products, and technology. This Presentation may include certain operating and financial data based on an illustrative allocation of revenue, adjusted EBITDA, costs and expenses, and other metrics between different parts of the Company’s business. This data is presented solely for illustrative purposes and should be read in conjunction with the Company’s consolidated financial statements filed with the SEC. Any illustrative allocation of metrics between parts of the Company’s business, including revenue, adjusted EBITDA and costs and expenses, is based on certain estimates and assumptions and does not necessarily reflect the actual allocation. Any illustrative allocation should not be read to indicate the Company has changed or will change its determination that it has one operating segment for financial reporting purposes.This Presentation contains “forward-looking statements” related to future events, including regarding the impact of the spread of coronavirus (also known as COVID-19). Forward looking statements (including those contained in certain visual depictions) address the Company’s expected future business, financial performance, and financial condition, and may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” “target,” “project,” or “estimate.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Noteholders are cautioned to read the information the Company files with the SEC (including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 31, 2020) for a list and description of risks and uncertainties that could cause actual results to differ, perhaps materially, from the results expressed or implied by such forward-looking statements. The Company has no obligation to update or revise such forward looking statements and does not undertake to do so.Certain market data information in this Presentation is based on internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. This information may prove to be inaccurate because of the method by which Company obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. Statements contained herein describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements. Neither this Presentation nor any part hereof shall form the basis of any contract or commitment whatsoever. The information presented herein is highly confidential and shall not be distributed to any other person, in whole or in part prior to public disclosure by the Company. By accepting this Presentation, each receiving Noteholder agrees that it will not disclose this Presentation, or any of its contents, to any other person or entity except such Noteholder’s directors, officers, and employees who have a need to know such information and will use the information only in connection with such Noteholder’s evaluation of the Company and the Debt Instruments, and will keep such information permanently confidential in accordance with the confidentiality agreement between the recipient and the Company.   Disclaimer

COVID-19 Update and Risk Factors

Frontier COMMUNICATIONS

- The Company is not revising the Base Case forecast at this time, but, given the uncertainty of the evolving pandemic, the Company reserves the right to do so in the future (potentially with regard to its future disclosure statement), as additional operational and financial data is received
- The COVID-19 pandemic has led to a significant slowdown of the US economy, particularly impacting service, hospitality, events, construction, and travel industries, with many businesses temporarily or permanently closing down
- The severity and duration of any lasting economic impact are unknown, and there are a wide range of potential outcomes. However, the telecommunications infrastructure business is, in general, relatively resilient (as was seen in the 2008 financial crisis) to economic shocks
- Considering the rapidly evolving status of the COVID-19 situation and the uncertainty around its ultimate impact, the Company identified the following risk factors of an extended "lockdown" and/or economic impact
  - Residential customers are expected to be resilient, as in 2008, but with some negative impacts expected, including lower gross adds and increased churn, from increased unemployment / cord-cutting / budget cuts / reduced home starts / FCC pledge / reduced home moves. There is a risk of copper customers churning to faster speed alternatives. Reduced sales channels and a reduced product offering both from not being able to enter customers' homes may also reduce gross adds
  - Negative impacts on specific commercial segments are likely to be exacerbated by extended "lockdown" periods
  - SMB segment is likely to see outsized negative impacts, as SMBs are more prone to outright closures in an extended downturn and lockdown. Both SMB and Enterprise customers may churn seeking higher speed alternatives to the Company's copper network
  - Reduced commercial gross adds due to reduction in new business formation and limited new budget expenditures
  - Reduced margins and increased unit costs driven by structural fixed cost items
- Broadband continues to be an essential service, especially for stay-at-home workers as well as job seekers
- The Company continues to monitor the situation and comply with all governmental directives, while taking proactive steps to mitigate the impact on the business

CONFIDENTIAL – SUBJECT TO FRE 408 AND SIMILAR RULES
DRAFT – SUBJECT TO CHANGE

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Facts to Date & Management Response

Frontier COMMUNICATIONS

The situation is still very early, and many impacts of the slowdown are not yet apparent. Management is actively monitoring the situation and initial observations are as follows:

Facts to Date

1. **Exposure and Impact Varies by State/Region:** CT state operations in NYC metro area appear to be most exposed to COVID Impact. Other states' directives have prompted greater leniency than required under FCC Keep Americans Connected Pledge
2. **Relatively Insulated Commercial Business:** Roughly 20% of commercial revenues are derived from highly exposed industries (hospitality, construction, travel/tourism, and transportation). No material increase in churn to date
3. **Slowdown in Commercial Gross Adds:** SMB activations are down recently, and some enterprise orders are now on hold
4. **Lower Residential Gross Adds:** Residential broadband gross adds increased immediately after lockdown (+10% MoM). This has since subsided, and installs requiring home entry (video and Fiber voice) have been stopped
5. **Stable/Improving Residential Churn:** Residential churn is down 25bps MoM. 2020 net adds ahead of 2019
6. **Limited Non-Pay Activity Through Initial Billing Cycles:** No significant elevation (yet) of non-pay activity

Management Response

1. **Monitoring:** Tracking data and following all governmental directives
2. **Employees at Home:** Most non-field service employees, including call center reps, are now working at home with limited impact on overall performance
3. **Limited Product Offering for Installs**: The Company requiring that all field service no longer enter customers' homes. Providing a reduced product offering as a result
4. **Processing Bill Suspension Requests**: Ensuring customer requests for continued service without payment are handled in timely manner
5. **Limiting Discretionary Spending**: Not committing to major discretionary projects given uncertainty

CONFIDENTIAL – SUBJECT TO FRE 408 AND SIMILAR RULES
DRAFT – SUBJECT TO CHANGE

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Telecom Outlook: Prior Recessions and COVID-19

Frontier COMMUNICATIONS

Past Recession Benchmarks

- During the Financial Crisis of 2008, the overall telecom industry performed better than the overall economy
- Trends in residential voice lines, broadband lines, and ARPUs were relatively resilient compared to prior periods
- Telcos' commercial businesses were negatively impacted in the economic downturn. Wholesale businesses were also impacted, but to a lesser extent
- Commercial wireline declines varied by provider with some declining at 2-3% and overall industry commercial revenue declining at 7-8% (roughly 3-4x the rate of GDP decline). Commercial revenue declines were prolonged and lagged GDP declines by roughly two quarters
- The 2008/2009 economic downturn lasted approximately one year, and the recovery took several years to reach pre-recession levels

Industry Response to COVID-19

- The telecom industry has been deemed critical to continue operations during the COVID-19 pandemic
- Over 700 US telcos, including Frontier, have signed the FCC's Keep Americans Connected pledge. Companies pledge that they will not terminate service due to non-payment for 60 days (beginning end of March)
- Some major telcos have begun offering hazard pay to frontline field employees

Longer Term Opportunity

- Rural broadband availability likely to get increased focus and potential increased subsidies
- Customers becoming more comfortable with self installs can improve long term efficiency
- Increased video cord cutting emphasizes need for faster broadband and potential for higher ARPU

CONFIDENTIAL – SUBJECT TO FRE 408 AND SIMILAR RULES
DRAFT – SUBJECT TO CHANGE

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FTR Revenue Exposure to COVID-affected Industries

Frontier COMMUNICATIONS

- *The most negative impacts of COVID are likely to be felt in FTR's commercial segment (~22% of overall revenues)*
- *Within commercial, SMB (~11% of revenues) is likely to see more negative impact than enterprise, given the Company's enterprise customer composition*

- ***~19% of the Company's total commercial revenue is estimated to come from "high-risk" industries (retail, hospitality, travel, etc.)***
- *The Company's enterprise segment is under-indexed to high risk industries (only 13% of enterprise revenue), while the SMB segment has more exposure (~25% of SMB revenue)*
- *49% of enterprise revenue and 34% of total commercial revenue is derived from low-risk verticals (government, healthcare, education, etc.)*
- *"High" risk includes industries with significant ARPU and churn risk, "MED" risk includes industries with a slight risk of business failure and some small ARPU risk depending on unemployment. "Low" risk includes relatively insulated industries*

FTR 2019 Revenue by Segment



Revenue ($B)
$4.2
$0.9
$0.9
$1.8
$0.4
$8.1
Consumer
Comm - Enterprise
Comm - SMB
Wholesale
Regulatory
Total

FTR Commercial (Enterprise vs. SMB) Revenue by Customer Industry & COVID Risk Exposure

Customer Industry	Estimated COVID Risk Exposure	% of FTR Total Commercial Revenue	% of FTR Enterprise Revenue	% of FTR SMB Revenue
Government & Public Sector	LOW	13%	23%	1%
Healthcare Services	LOW	9%	9%	8%
Finance, Insurance & Real Estate	MED	8%	9%	8%
Professional Services	MED	8%	5%	12%
Retail	HIGH	8%	6%	9%
Non-Professional Services	MED	7%	4%	11%
Manufacturing & Mining	MED	6%	8%	4%
K-12 Education	LOW	4%	6%	1%
Wholesale	LOW	3%	3%	4%
Hospitality	HIGH	3%	2%	5%
Construction	HIGH	3%	1%	5%
Travel, Leisure & Tourism	HIGH	3%	2%	4%
Transportation	HIGH	2%	2%	2%
Higher Education	LOW	2%	3%	1%
Electric, Gas & Sanitary Services	LOW	2%	3%	1%
Agriculture, Forestry and Fishing	MED	1%	0%	2%
Communications	LOW	1%	2%	1%
Unclassified	Unknown	17%	11%	22%
		100%	100%	100%



HIGH
MED
LOW
Unknown
17%
34%
31%
19%
11%
49%
26%
13%
22%
16%
37%
25%
FTR Total Commercial Revenue
FTR Enterprise Revenue
FTR SMB Revenue

Note: Figures are as reported

CONFIDENTIAL – SUBJECT TO FRE 408 AND SIMILAR RULES
DRAFT – SUBJECT TO CHANGE

DRAFT

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Hypothetical and Illustrative COVID-19 Sensitivity Depending on Duration and Severity of Recession

Frontier COMMUNICATIONS

- The company modeled two sensitivities based on the severity and duration of the recession from the impact of COVID-19 on the economy. In both sensitivities, drivers (adds, churn, ARPU changes) return to base case levels in 2022
- Underlying macroeconomic assumptions include:
  - "Minimal Recession" Sensitivity – Stay-at-home remains through Q2 2020 with lesser follow-on restrictions through Q4 2020. Hiring and employment ramps back relatively quickly, limited business failures, and limited impact on 2021 drivers
  - "Severe Recession" Sensitivity – Stay-at-home and/or similar restrictions largely persist through Q4 2020. Hiring slow to reengage, significant business failures, and sustained unemployment through 2021



Revenue
Adjusted EBITDA
OCF
(EBITDA less CAPEX)
$Billions
2020
2021
$6.99
$6.60
$6.93
$6.55
$6.82
$6.28
$2.63
$2.58
$2.59
$2.54
$2.54
$2.36
$1.30
$1.54
$1.30
$1.50
$1.28
$1.39
Base Case
Minimal Recession
Severe Recession

Note: figures are proforma as if the divestiture of the WDC states occurred on Dec 31 2019. 2020 EBITDA includes a one-time bad debt accrual of $35M and $70M, related to FCC pledge, depending on the case

CONFIDENTIAL – SUBJECT TO FRE 408 AND SIMILAR RULES
DRAFT – SUBJECT TO CHANGE

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